EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-102696 of Oriental Financial Group Inc. on Form S-8 of our report dated June 17, 2005, appearing in the Annual Report on Form 11-K of Oriental Group CODA Profit Sharing Plan for the year ended December 31, 2004.

/S/ Deloitte & Touche LLP
San Juan, Puerto Rico
June 28, 2005

Stamp No. 2074481
affixed to original.